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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement No. 333-73138 of Loews Corporation on Form S-3 of our report dated February 15, 2001 (February 20, 2001 as to the stock split described in Note 1), appearing in the Annual Report on Form 10-K of Loews Corporation for the year ended December 31, 2000.

We consent to the use in Amendment No. 1 to this Registration Statement No. 333-73138 of Loews Corporation on Form S-3 of our report dated November 6, 2001 for the Carolina Group, defined as a set of assets and liabilities, which is intended to reflect the economic performance of Loews Corporation's ownership interest in its wholly-owned subsidiary Lorillard, Inc. and certain other liabilities, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Historical Financial Data", "Selected Historical Combined Financial Data of the Carolina Group" and "Experts" in such Prospectus.

New York, New York
January 8, 2001